MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION d/b/a
MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the Servicer’s activities during the calendar year 2024 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and
2.
To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2025

Midland Loan Services, a division of PNC Bank, National Association

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citibank, N.A.

Recipient Role	Deal Name	Series Number	PNC Role
Certificate Administrator	BMO 2024-C10 Mortgage Trust	Series 2024-C10	None

Master Servicer of the Newport Centre loan under the BBCMS 2024-C30 PSA, the La Habra Marketplace loan and 1516 Motor Parkway loan under the BBCMS 2023-C21 PSA.

Master Servicer of the 500 Delaware loan under the 3650R 2022-PF2 PSA, the Centene loan under the 3650R 2021-PF1 PSA.

Certificate Administrator	BMO 2024-C8	Series 2024-C8	None
Master Servicer of the Axis Apartments loan under the Benchmark 2023-B40 PSA and the Woodfield Mall loan under the BMO 2023-C7 PSA.
Certificate Administrator	CCRE Commercial Mortgage Securities, LP	Series 2011-C1	Master Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17	None
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer
Master Servicer of the Stamford Plaza Portfolio loan under the GSM 2014-GC24 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer
Trustee	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT MZ	Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC31	None

Master Servicer of the Dallas Market Center loan under the GSM 2015-GC30 PSA. Master & Special Servicer of the Crown Plaza Bloomington and the Selig Office Portfolio loans under the CGCMT 2015-GC29 PSA

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1	None
Master Servicer of the Ascentia MHC Portfolio loan under the GSM 2015-GC32 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC35	Master Servicer
Master Servicer of the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P3	None
Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.
Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC37	Special Servicer
Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C1	None
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.
Certificate Administrator	SGCMS 2016-C5	Series 2016-C5	None
Master Servicer of the Plaza Mexico - Los Angeles loan under the MSC 2016-UBS11 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P4	None
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

Recipient Role	Deal Name	Series Number	PNC Role
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C2	Master Servicer
Master and Special Servicer of the Staybridge Suites Time Square loan under the DBJPM 2016-C3 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P5	Master Servicer
Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016-C2 PSA.
Master Servicer of the National Business Park and Hillside Industrial loans under the JPM 2016-JP3 PSA
Master Servicer of the 132 West 27th St loan under the MS 2016-UBS11 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C3	Master Servicer
Master Servicer of the College Boulevard Portfolio loan under the CGCMT 2016-P5 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P6	Master Servicer
Master Servicer of the 681 Fifth Avenue loan under the MS 2016-UBS12 PSA.
Master Servicer of the Hyatt Regency Jersey City loan under the CGCMT 2016-P5 PSA.
Special Servicer on the Fresno Fashion Fair loan under the JPM 2016-C4 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2017-P7	None
Master Servicer of the 111 Livingston Street and Parts Consolidation Center loans under the CD 2017-CD3 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2017-CD5	None
Master Servicer on the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2017-P8	None
Master Servicer of the Starwood Capital Group Hotel Portfolio under the DBJPM 2017-C6 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2017-C4	Master and Special Servicer
Master Servicer of the Station Place III, Capital Centers II & III, and Walgreens Witkoff Portfolio loans under the JPM 2017-C7 PSA.
Master Servicer of the 50 Varick Street loan under the UBS 2017-C5 PSA.
Master and Special Servicer of the Chelsea Multifamily Portfolio and Westin Crystal City loans under the CC-UBS 2017-C1 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2018-TBR	Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2018-WSS	Servicer
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2018-B2	Master Servicer
Primary Servicer on the Extra Space Self Storage Portfolio under the MS 2017-HR2 PSA.
Master Servicer on the Cross Point loan under the Benchmark 2018-B3 PSA.
Certificate Administrator	Benchmark 2018-B3 Mortgage Trust	Series 2018-B3	Master Servicer
Master Servicer on the SoCal Portfolio under the CGCMT 2018-B2 PSA.
Master and Special Servicer on the 315 West 36th St loan under the COMM 2018-COR3 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2018-C5	Master Servicer
Master Servicer on the Dream Works Campus loan under the UBS 2018-C9 PSA.
Master Servicer on the Oak Portfolio loan under the Benchmark 2018-B3 PSA.

Recipient Role	Deal Name	Series Number	PNC Role
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2018-C6	None
Master Servicer on the Riverwalk II loan under the UBS 2018-C14 PSA.
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2019-SMRT	Servicer and Special Servicer
Certificate Administrator	Benchmark 2019-B9 Mortgage Trust	Series 2019-B9	Primary Servicer

Master Servicer on the Kawa Mixed Use Portfolio, Staples Strategic Industrial, 10 Brookline Place and 1421 West Shure Drive loans under the Benchmark 2018-B8 PSA.

Master Servicer and Special Servicer of the Liberty Station Retail loan under the JPMCC 2019-COR4 PSA.

Certificate Administrator	CF 2019-CF1 Mortgage Trust	Series 2019-CF1	Primary Servicer
Master Servicer on the Stern Multifamily Portfolio loan under the MSC 2019-L2 PSA.
Primary Servicer on the Cypress Property and 3 Columbus Circle loans under the BMARK 2019-B10 PSA
Master Servicer and Special Servicer on the SSTII Self Storage Portfolio II loan under the BBCMS 2019-C3 PSA.
Trustee	CF 2019-CF1 Mortgage Trust	Series 2019-CF1	Primary Servicer
Master Servicer on the Stern Multifamily Portfolio loan under the MSC 2019-L2 PSA.
Primary Servicer on the Cypress Property and 3 Columbus Circle loans under the BMARK 2019-B10 PSA
Master Servicer and Special Servicer on the SSTII Self Storage Portfolio II loan under the BBCMS 2019-C3 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Trust 2019-PRM	Series 2019-PRM	Master & Special Servicer
Certificate Administrator	CHC Commercial Mortgage Trust 2019-CHC	Series 2019-CHC	Master & Special Servicer
Certificate Administrator	Benchmark 2019-B12 Mortgage Trust	Series 2019-B12	Master Servicer
Master and Special Servicer on the Vie Portfolio loan under the JPMCC 2019-COR5 PSA.
Master Servicer on the 250 Livingston loan and Waterfront Plaza loan under the GSMS 2019-GC40 PSA and the SWVP Portfolio loan under the BBCMS 2019-C3 PSA.
Primary Servicer on the 3 Columbus Circle loan under the Benchmark 2019-B10 PSA.
Special Servicer on the Woodlands Mall and 2 MacArthur loans under the Benchmark 2019-B12 PSA

Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the ICON Upper East Side Portfolio loan under the JPMCC 2019-ICON UES TSA and on the Greenleaf at Howell loan under the Benchmark 2019-B11 PSA

Certificate Administrator	Citigroup Commercial Mortgage Trust 2019-GC41	Series 2019-GC41	Master Servicer
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA and the Wind Creek Leased Fee loan under the BMARK 2019-B13 PSA.
Master Servicer on the Zappettini Portfolio loan, the CIRE Equity Retail & Industrial Portfolio loan and The Centre loan all under the BMARK 2019-B12 PSA.
Certificate Administrator	CF 2019-CF2 Mortgage Trust	Series 2019-CF2	None
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the Beverly Hills BMW loan under the BMARK 2019-B13 PSA, and The Centre loan under the BMARK 2019-B12 PSA.
Master Servicer on the Uline Arena loan and the Liberty MA Portfolio loan both under the CD 2019-CD8 PSA. Master and Special Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA.
Trustee	CF 2019-CF2 Mortgage Trust	Series 2019-CF2	None
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the Beverly Hills BMW loan under the BMARK 2019-B13 PSA, and The Centre loan under the BMARK 2019-B12 PSA.

Recipient Role	Deal Name	Series Number	PNC Role
Master Servicer on the Uline Arena loan and the Liberty MA Portfolio loan both under the CD 2019-CD8 PSA.
Master and Special Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Trust 2019-GC43	Series 2019-GC43	Servicer
Master Servicer on the Rivertowne Commons loan under the Benchmark 2019-B13 PSA, the Grand Canal Shoppes loan under the MS 2019-H7 PSA

Master Servicer on the USAA Office Portfolio loan, the Millennium Park Plaza loan, and the U.S. Industrial Portfolio V loan, all under the CGCMT 2019-GC41 PSA

Master Servicer on the 19100 Ridgewood loan and the 222 Kearny Street loan under the GS 2019-GC42 PSA.

Certificate Administrator	Benchmark 2019-B15 Mortgage Trust	Series 2019-B15	Master Servicer
Master and Special Servicer on The Essex loan under the Benchmark 2019-B14 PSA.
Special Servicer on the Austin Landing Mixed Use loan under the Benchmark 2019-B15 PSA.
Master Servicer on the Sunset North loan and City Hyde Park loan under the Benchmark 2019-B13 PSA, and on the Elston Retail Collection loan under the COMM 2019-GC44 PSA
Master Servicer on the Harvey Building Products loan, the Legends at Village West loan, the 8 West Centre loan, and the Hilton Cincinnati Netherland Plaza loan under the Benchmark 2019-B14 PSA.
Certificate Administrator	Citigroup Commercial Mortgage Trust 2019-C7	Series 2019-C7	None
Master Servicer on the Harvey Building Products loan under the Benchmark 2019-B14 PSA.
Master and Special servicer on the Austin Landing Mixed-Use loan under the Benchmark 2019-B15 PSA
Certificate Administrator	Citigroup Commercial Mortgage Trust 2020-GC46	Series 2020-GC46	Master Servicer
Master Servicer on the Southcenter Mall loan, the 90 North Campus loan, the Property Commerce Portfolio loan, and the 510 East 14th Street loan under the GSMS 2020-GC45 PSA
Master Servicer on The Shoppes at Blackstone Valley loan under the COMM 2019-GC44 PSA
Certificate Administrator	Citigroup Commercial Mortgage Trust 2020-555	Series 2020-555	Servicer and Special Servicer
Certificate Administrator	CF 2020-P1 Mortgage Trust	Series 2020-P1	Master and Special Servicer
Trustee	CF 2020-P1 Mortgage Trust	Series 2020-P1	Master and Special Servicer
Certificate Administrator	Benchmark 2020-B19 Mortgage Trust	Series 2020-B19	Master Servicer
Master Servicer on The Shoppes at Blackstone Valley loan under the COMM 2019-GC44 PSA.
Master Servicer on the 420 Taylor Street loan, Brass Professional Center loan and 280 North Bernardo loan under the Benchmark 2020-B18 PSA.

Master and Special Servicer on the Agellan Portfolio loan under the Benchmark 2020-B18 PSA, the 675 Creekside Way loan under the JPMDB 2020-COR7 PSA, and on the BX Industrial Portfolio loan under the Benchmark 2020-IG3 PSA.

Certificate Administrator	BX 2020-VKNG	Series 2020-VKNG	Special Servicer
Certificate Administrator	BMARK 2021-B23	Series 2021-B23	Master Servicer
Master Servicer on the Station Park & Station Park West and Rugby Pittsburgh Portfolio loans under the Benchmark 2020-B22 PSA.
Master and Special Servicer on the Selig Office Portfolio loan under the CGCMT 2015-GC29 PSA.
Certificate Administrator	MHC 2021-MHC	Series 2021-MHC	Servicer
Certificate Administrator	Benchmark 2021-B27	Series 2021-B27	Master Servicer
Master Servicer on the 1985 Marcus loan and the Amazon Seattle loan, both under the Benchmark 2021-B25 PSA
Certificate Administrator	BX 2021-SOAR	Series 2021-SOAR	Special Servicer

Recipient Role	Deal Name	Series Number	PNC Role
Trustee	PKHL 2021-MF	Series 2021-MF	Servicer
Certificate Administrator	PKHL 2021-MF	Series 2021-MF	Servicer
Certificate Administrator	MHP 2021-STOR	Series 2021-STOR	Master Servicer
Certificate Administrator	CGCMT 2021-KEYS	Series 2021-KEYS	Servicer
Certificate Administrator	BX 2021-XL2	Series 2021-XL2	Special Servicer
Certificate Administrator	Benchmark 2021-B31	Series 2021-B31	Master Servicer

Master Servicer on the One Memorial Drive loan under the JPMCC 2021-1MEM TSA, the Plaza La Cienega loan under the 3650R 2021-PF1 PSA, and The Veranda loan and the Audubon Crossings & Commons loan, both under the Benchmark 2021-B30 PSA.

Certificate Administrator	BX 2022-LP2	Series 2022-LP2	Special Servicer
Certificate Administrator	CEDR 2022-SNAI	Series 2022-SNAI	Servicer
Certificate Administrator	BMARK 2024-V10	Series 2024-V10	Master Servicer
Master Servicer of the Stonebriar Centre loan under the Benchmark 2024-V9 PSA.
Certificate Administrator	CSTL 2024-GATE	Series 2024-GATE	Servicer